Exhibit 5.1

Tel Aviv, December 26, 2024

NeuroSense Therapeutics Ltd.

11 Ha-Menofim Street
Building B
Herzliya 4672562, Israe

Re: Registration on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to NeuroSense Therapeutics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the preparation and filing of a Registration Statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission. The Registration Statement relates to the proposed resale by the selling shareholder named in the Registration Statement of up to an aggregate of (i) 103,729 ordinary shares, no par value (the “Offered Shares”), issued by the Company to the selling shareholder, (ii) up to 3,520,000 ordinary shares (the “Ordinary Warrant Shares”) issuable to the selling shareholder upon exercise of warrants to purchase ordinary shares (the “Ordinary Warrants”), (iii) 3,520,000 Ordinary Warrants issued to the selling shareholder, (iv) up to 1,656,271 ordinary shares (together with the Ordinary Warrant Shares, the “Warrant Shares”) issuable to the selling shareholder upon exercise of pre-funded warrants to purchase Ordinary Shares (“Pre-Funded Warrants” and together with the Ordinary Warrants, the “Warrants”) and (v) 1,656,271 Pre-Funded Warrants, all as described in the Registration Statement and the prospectus contained therein. The Offered Shares, Warrant Shares and the Warrants may be sold from time to time as set forth in the Registration Statement and the prospectus contained therein.

This opinion is being furnished in connection with the requirements of Items 601(b)(5) and (b)(23) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Offered Shares, Warrant Shares and Warrants.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company’s Articles of Association, and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary as the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel, and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the State of Israel. The opinions set forth herein are made as of the date hereof. We assume no obligation to revise or supplement any of these opinions to reflect any changes of law or fact that may occur after the date hereof. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Offered Shares being registered pursuant to the Registration Statement have been duly authorized by the Company and are validly issued, fully paid and non-assessable, (ii) the Warrants have been duly authorized by the Company and (iii) the Warrant Shares have been duly authorized by the Company, and when the Warrant Shares are issued, sold and delivered by the Company against receipt of the exercise price therefor pursuant to the terms of the Warrants, in accordance with and in the manner described therein and in the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm in the section entitled “Legal Matters” in the Registration Statement and in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Goldfarb Gross Seligman & Co.